PROVIDENT INVESTMENT COUNSEL GROWTH FUND,
               PROVIDENT INVESTMENT COUNSEL SMALL CAP GROWTH FUND,
                  PROVIDENT INVESTMENT COUNSEL MID CAP FUND AND
                    PROVIDENT INVESTMENT COUNSEL TWENTY FUND
                               MULTIPLE CLASS PLAN


     This Multiple Class Plan ("Plan") is adopted by Provident Investment Counsel Growth Fund, Provident Investment Counsel Small Cap Growth Fund, Provident Investment Counsel Mid Cap Fund and Provident Investment Counsel Twenty Fund (the "Funds"), each a series of Advisors Series Trust (the "Trust"), a Delaware Trust, with respect to the classes of shares (individually a "Class" and together "Classes") of the series of the Trust (the "Trust") set forth in the exhibits hereto.

1.   Purpose

     This Plan is adopted pursuant to Rule 18f-3 under the Investment Trust Act of 1940, as amended, so as to allow the Trust to issue more than one Class of shares of any or all of the Funds in reliance on Rule 18f-3 and to make payments as contemplated herein.

2.   Separate Arrangements/Class Differences

     a) Designation of Classes: The Funds set forth in Exhibit A offer two or more Classes of shares.

     b) Sales Load and Expenses: The Class I shares are not subject to a sales load or a Rule 12b-1 fee. Generally, Class A and B Shares are not subject to a Rule 12b-1 fee. The Provident Investment Counsel Small Cap Growth Fund - Class A Shares and the Provident Investment Counsel Mid Cap Growth Fund -Class B Shares are the only share classes subject to this fee. Class A Shares are subject to a front-end sales load and Class B Shares are subject to a contingent deferred sales load.

     c)   Distribution  of  Shares:   I  Class  Shares  are  sold  primarily  to
          individuals who purchase shares through broker-dealers and other financial intermediaries. Quantity discounts, accumulated purchases, concurrent purchases, purchases in conjunction with a letter of intent, reinstatement privileges, and systematic withdrawal features are as described in the applicable Prospectus. Class A & B Shares are sold primarily to retail investors.

     d) Minimum Investment Amounts: The minimum initial investment in the A and B Class Shares is $2,000 for regular accounts and $250 for retirement and other tax-deferred accounts, and the I Class Shares require a minimum investment of $1,000,000 and $250 for retirement and other tax-deferred accounts, with the exception of the Provident
          Investment Counsel Twenty Fund - Class I Shares. Each Class of Provident Investment Counsel Twenty Fund Shares require a minimum initial investment of $2,000 for regular accounts and $500 for retirement and other tax-deferred accounts.

     e) Voting Rights: Shareholders are entitled to one vote for each share held on the record date for any action requiring a vote by the shareholders and a proportionate fractional vote for each fractional vote held. Shareholders of the Trust will vote in the aggregate and not by Fund or Class except (i) as otherwise expressly required by law or when the Directors determine that the matter to be voted upon affects only the interests of the shareholders of a particular Fund or Class, and (ii) only holders of Provident Investment Counsel Small Cap Growth Fund - Class A Shares and the Provident Investment Counsel Mid Cap Growth Fund -Class B Shares will be entitled to vote on matters submitted to shareholder vote with respect to the Rule 12b-1 Plan applicable to its respective Class.

3.   Expense Allocations

     The expenses incurred pursuant to the Rule 12b-1 Plan will be borne solely by PROVIDENT INVESTMENT COUNSEL Small Cap Growth Fund - Class A shareholders, and constitute an expense allocated to that Class and not any others.

4.   Exchange Features

     Shareholders may exchange shares for those of similar Share classes.

5.   Effectiveness

     This Plan shall become effective with respect to each Class (a) to the extent required by Rule 18f-3, after approval by a majority vote of: (i) the Trust's Board of Trustees; (ii) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan, and (b) upon execution of an exhibit adopting this Plan with respect to such Class.

     This Multiple Class Plan is adopted by Advisors Series Trust with respect to the Classes of the Funds, each a series of Advisors Series Trust as set forth on Exhibit A attached hereto.

         WITNESS the due execution hereof this ___ day of ____________, 2003.

                                                         ADVISORS SERIES TRUST

                                             By: ______________________________

                                             Title: ____________________________

                                             Date: _____________________________



                                    EXHIBIT A
                                     to the
                              ADVISORS SERIES TRUST
                               MULTIPLE CLASS PLAN


--------------------------------------------------- ----------------------------
Fund Name:                                                Minimum Investment
PROVIDENT INVESTMENT COUNSEL Growth Fund
--------------------------------------------------- ----------------------------
                                                    Regular        Retirement or
                                                    Accounts       Tax-Deferred
                                                                   Accounts
--------------------------------------------------- -------------- -------------
A and B Class                                          $2,000           $500
--------------------------------------------------- -------------- -------------
I Class                                              $1,000,000         $250
--------------------------------------------------- -------------- -------------

--------------------------------------------------- ----------------------------
Fund Name:                                                Minimum Investment
PROVIDENT INVESTMENT COUNSEL Small Cap Growth Fund
--------------------------------------------------- ----------------------------
                                                    Regular        Retirement or
                                                    Accounts       Tax-Deferred
                                                                   Accounts
--------------------------------------------------- -------------- -------------
A and B Class                                          $2,000           $500
--------------------------------------------------- -------------- -------------
I Class                                              $1,000,000         $250
--------------------------------------------------- -------------- -------------

--------------------------------------------------- ----------------------------
Fund Name:                                                Minimum Investment
PROVIDENT INVESTMENT COUNSEL Mid Cap Fund
--------------------------------------------------- ----------------------------
                                                    Regular        Retirement or
                                                    Accounts       Tax-Deferred
                                                                   Accounts
--------------------------------------------------- -------------- -------------
A and B Class                                          $2,000           $500
--------------------------------------------------- -------------- -------------
I Class                                              $1,000,000         $250
--------------------------------------------------- -------------- -------------

--------------------------------------------------- ----------------------------
Fund Name:                                                Minimum Investment
PROVIDENT INVESTMENT COUNSEL Twenty Fund
--------------------------------------------------- ----------------------------
                                                    Regular        Retirement or
                                                    Accounts       Tax-Deferred
                                                                   Accounts
--------------------------------------------------- -------------- -------------
A and B Class                                          $2,000           $500
--------------------------------------------------- -------------- -------------
I Class                                                $2,000           $500
--------------------------------------------------- -------------- -------------